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          Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 11/20/2000


Servicing Certificate

Beginning Principal Balance                                           151,029,710.85
Ending Principal Balance                                              149,190,888.45
Principal Collections                                                   1,753,959.78
Interest Collections                                                    1,719,651.75

Active Loan Count                                                              3,216

Principal Balance of Current Month Prefunding                                   0.00

Substitution Adjustment Amount                                                  0.00

Policy Draw Amount                                                              0.00


Total Limited Reimbursement Amount                                         31,449.08

Current month distribution to Credit Enhancer                              42,335.30

Net Loan Rate                                                                 13.84%

Note Rate - Class A-1 Notes                                                  6.8194%
Note Rate - Class A-2 Notes                                                  7.8400%
Note Rate - Class A-3 Notes                                                  8.1700%
Note Rate - Class A-4 Notes                                                  8.2700%

                                                              Beginning Note Balance Ending Note Balance    Principal      Interest
                                                                                                           Distribution
                                              Class A-1 Notes          54,719,589.45       52,965,629.67   1,753,959.78   321,326.77
                                              Class A-2 Notes          18,887,000.00       18,887,000.00              -   127,508.24
                                              Class A-3 Notes          29,790,000.00       29,790,000.00              -   209,580.93
                                              Class A-4 Notes          41,753,000.00       41,753,000.00           -      297,339.35
                                                                                          --------------           ----   ----------
                                                  Total Notes
                                                                      145,149,589.45      143,395,629.67   1,753,959.78   955,755.29

Certificates                                                              718,367.53

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Prefunding Account                                                 Total Amount
                                                              -----------------------
Beginning Balance                                                               0.00
Interest Earned on Prefunding Account                                           0.00
Prior month Interest earned transferred to                                      0.00
overcollateralization
Collection Period Subsequent Transfer                                           0.00
Prefunding Account balance distributed to Noteholders                           0.00
                                                              -----------------------
  Total Ending Prefunding Account Balance  as of Payment Date                   0.00


Capitalized Interest Account Balance
Beginning Balance                                                               0.00
Withdraw relating to prior month Collection Period                              0.00
Interest Earned                                                                 0.00
Interest Earned sent to Note Payment account                                    0.00
Total Ending Capitalized Interest Account Balance to                            0.00
Noteholders
                                                              -----------------------
            Total Ending Capitalized Interest Account Balance                   0.00
                                                              =======================


Beginning Overcollateralization Amount                                  5,880,121.40
Overcollateralization Amount Increase (Decrease)                              (0.00)
                                                              -----------------------
Ending Overcollateralization Amount                                     5,880,121.40
Outstanding Overcollaterization Amount
                                                                                   -
                                                              -----------------------
Required Overcollateralization Amount
                                                                        5,880,121.40


                                                                                           Number               Percent
                                                                             Balance      of Loans            of Balance
Delinquent Loans (30 Days)
                                                                          533,823.64         11                  0.36%
Delinquent Loans (60 Days)                                                671,591.89         10                  0.45%
Delinquent Loans (90+ Days) (1)                                         1,184,567.79         19                  0.79%
Foreclosed Loans                                                                0.00          0                  0.00%
REO                                                                             0.00          0                  0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                                Percent
                                                               Liquidation To-Date                            of Balance
                                                              -----------------------
Beginning Loss Amount                                                           0.00
Current Month Loss Amount                                                  84,862.62                             0.06%
Ending Loss Amount                                                         84,862.62

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